May 2024
Amendment No. 1 dated May 20, 2024 relating to
Preliminary Pricing Supplement No. 2,278
Registration Statement Nos. 333-275587; 333-275587-01
Dated May 17, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

▪	Linked to the lowest performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index (each referred to as an “underlying”)
▪	The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.
▪	Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the call dates, is greater than or equal to its starting level for a call payment equal to the face amount plus a call premium. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least 10.00% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.
▪	Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:
▪ If the ending level of each underlying is greater than or equal to 65% of its starting level, which we refer to as its threshold level, you will receive a maturity payment amount equal to the face amount plus the contingent fixed return of 8% of the face amount.
▪ If the ending level of any underlying is less than its threshold level, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 65% of the face amount of the securities and could be zero.
▪	Investors may lose a significant portion, or all, of the face amount of the securities
▪	The securities are for investors who are willing to risk their principal and forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying closes at or above its starting level on a call date or at or above its threshold level on the final calculation day, respectively.
▪	Because all payments on the securities are based on the lowest performing underlying, a decline beyond its threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.
▪	Any positive return on the securities upon automatic call will be limited to the applicable call premium and any positive return on the securities at maturity will be limited to the contingent fixed return regardless of the extent of the appreciation of the underlyings, which may be significant. Investors will not participate in any appreciation of any underlying.
▪	The contingent fixed return represents a per annum rate of return that is significantly less than the per annum rate of return represented by the call premiums. Therefore, if the securities are not automatically called, any return on the notes will be significantly lower, on a per annum basis, than what the return on the notes would have been upon an automatic call.
▪	The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program
▪	All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment
▪	These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is approximately $947.30 per security, or within $45.00 of that estimate.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 10.  All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $4.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023	Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 5, 2028†, subject to postponement if the final calculation day is postponed
Underlyings:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), Russell 2000® Index (the “RTY Index”) and the S&P 500® Index (the “SPX Index”)
Automatic call:

If, on any call date, beginning on June 5, 2025, the closing level of each underlying is greater than or equal to its starting level, the securities will be automatically called for the applicable call payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its starting level on the related call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of any underlying on the applicable call date significantly exceeds its starting level. You will not participate in any appreciation of any underlying.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

• 1st call date: at least $1,100, which corresponds to a call premium of at least 10.00%
• 2nd call date: at least $1,125, which corresponds to a call premium of at least 12.50%
• 3rd call date: at least $1,150, which corresponds to a call premium of at least 15.00%
• 4th call date: at least $1,175, which corresponds to a call premium of at least 17.50%
• 5th call date: at least $1,200, which corresponds to a call premium of at least 20.00%
• 6th call date: at least $1,225, which corresponds to a call premium of at least 22.50%
• 7th call date: at least $1,250, which corresponds to a call premium of at least 25.00%
• 8th call date: at least $1,275, which corresponds to a call premium of at least 27.50%
• 9th call date: at least $1,300, which corresponds to a call premium of at least 30.00%
• 10th call date: at least $1,325, which corresponds to a call premium of at least 32.50%
• 11th call date: at least $1,350, which corresponds to a call premium of at least 35.00%
• 12th call date: at least $1,375, which corresponds to a call premium of at least 37.50%

The actual call payment and call premium applicable to each call date will be determined on the pricing date.
No further payments will be made on the securities once they have been called.

Call dates:	Quarterly, as follows:
• 1st call date: June 5, 2025†*
• 2nd call date: September 5, 2025†*
• 3rd call date: December 5, 2025†*
• 4th call date: March 5, 2026†*
• 5th call date: June 5, 2026†*
• 6th call date: September 8, 2026†*
• 7th call date: December 7, 2026†*
• 8th call date: March 5, 2027†*
• 9th call date: June 7, 2027†*
• 10th call date: September 7, 2027†*
• 11th call date: December 6, 2027†*
• 12th call date: March 6, 2028†*
Call settlement date:	Three business days after the applicable call date.*
Final calculation day:	May 31, 2028†*
May 2024	Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

▪ if the ending level of each underlying is greater than or equal to its threshold level:

$1,000 + contingent fixed return; or

▪ if the ending level of any underlying is less than its threshold level:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 35%, and possibly all, of your investment.

Contingent fixed return:	8% of the face amount ($80 per security).
Lowest performing underlying:	The underlying with the lowest performance factor
Performance factor:	With respect to each underlying, its ending level divided by its starting level
Starting level:

With respect to the Nasdaq-100® Technology Sector IndexSM:         , its closing level on the pricing date.

With respect to the Russell 2000® Index:         , its closing level on the pricing date.

With respect to the S&P 500® Index:         , its closing level on the pricing date.

Ending level:	With respect to each underlying, its closing level on the final calculation day.
Threshold level:

With respect to the Nasdaq-100® Technology Sector IndexSM:         , which is equal to 65% of its starting level.

With respect to the Russell 2000® Index:         , which is equal to 65% of its starting level.

With respect to the S&P 500® Index:         , which is equal to 65% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	May 31, 2024†
Original issue date:	June 5, 2024† (3 business days after the pricing date)
CUSIP / ISIN:	61776L6B8 / US61776L6B83
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the call dates, the final calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities. Each call date is a “calculation day” for purposes of the accompanying product supplement.

May 2024	Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Estimated Value of the Securities

The face amount of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security.  We estimate that the value of each security on the pricing date will be approximately $947.30, or within $45.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the contingent fixed return and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2024	Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028 (the “securities”) may be appropriate for investors who:

▪	Seek the potential for a fixed return equal to the applicable call premium if each underlying has appreciated at all as of any of the call dates or a contingent fixed return if each underlying is at or above its threshold level on the final calculation day in lieu of full participation in any potential appreciation of any or all of the underlyings;

▪	Understand that any positive return on the securities upon automatic call will be limited to the applicable call premium and any positive return on the securities at maturity will be limited to the contingent fixed return regardless of the extent of the appreciation of the underlyings, which may be significant, and that they will not participate in any appreciation of any underlying;

▪	Understand that the contingent fixed return represents a per annum rate of return that is significantly less than the per annum rate of return represented by the call premiums and, therefore, if the securities are not automatically called, any return on the notes will be significantly lower, on a per annum basis, than what the return on the notes would have been upon an automatic call;

▪	Understand that if the closing level of any underlying is less than its starting level on each call date and if the ending level of any underlying is less than its threshold level on the final calculation day, they will not receive any positive return on their investment in the securities;

▪	Understand that if the closing level of any underlying on the final calculation day has declined by more than 35% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 35%, and possibly all, of the face amount of their securities at maturity;

▪	Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later call date if the securities are automatically called on an earlier call date;

▪	Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date and that they will not benefit in any way from the performance of the better performing underlyings;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	Understand and are willing to accept the full downside risks of each underlying;

▪	Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that, if the closing level of any underlying is less than its starting level on each call date and if the ending level of any underlying is less than its threshold level on the final calculation day, they will not receive any positive return on their investment in the securities;

▪	Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 35% from its starting level to its ending level, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlyings;

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

▪	Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums or the contingent fixed return;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Nasdaq-100® Technology Sector IndexSM Overview,” “Russell 2000® Index Overview” and “S&P 500® Index Overview” below.

May 2024	Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

Is the closing level of **each** underlying greater than or equal to its starting level on a call date?
Yes
The securities will be automatically called, and you will receive the applicable call payment on the related call settlement date.
No
Is the ending level of **each** underlying greater than or equal to its respective threshold level?
Yes
You will receive the face amount *plus* the contingent fixed return on the maturity date.
No
You will receive:
$1,000 × the performance factor of the lowest performing underlying
In this case, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

May 2024	Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing level on the applicable call date.

May 2024	Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical.  Whether the securities are automatically called will be determined by reference to the closing level of each underlying on the call dates, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day.  The actual call payment with respect to each applicable call date, starting levels and threshold levels will be determined on the pricing date.  Some numbers appearing in the examples below have been rounded for ease of analysis.  All payments on the securities are subject to our credit risk.  The below examples are based on the following terms*:

Investment term:	4 years
Hypothetical call payments:	The hypothetical call payment will be an amount in cash per face amount for each call date, as follows:

Call Payment
• 1st call date: $1,100
• 2nd call date: $1,125
• 3rd call date: $1,150
• 4th call date: $1,175
• 5th call date: $1,200
• 6th call date: $1,225
• 7th call date: $1,250
• 8th call date: $1,275
• 9th call date: $1,300
• 10th call date: $1,325
• 11th call date: $1,350
• 12th call date: $1,375
Hypothetical starting level:	With respect to the NDXT Index: 100
With respect to the RTY Index: 100
With respect to the SPX Index: 100
Hypothetical threshold level:	With respect to the NDXT Index: 65, which is 65% of its hypothetical starting level
With respect to the RTY Index: 65, which is 65% of its hypothetical starting level
With respect to the SPX Index: 65, which is 65% of its hypothetical starting level
Contingent fixed return:	8% of the face amount ($80 per face amount)

* The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying.  The actual starting levels and threshold levels will be determined on the pricing date and will be set forth under “Terms” above.  For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

Automatic Call:

Example 1 — the securities are automatically called following the second call date

Date	NDXT Index Closing Level	RTY Index Closing Level	SPX Index Closing Level	Payment (per Security)
1st Call date	80 (below the starting level)	120 (at or above the starting level)	140 (at or above the starting level)	--
2nd Call date	110 (at or above the starting level)	125 (at or above the starting level)	135 (at or above the starting level)	$1,125

In this example, on the first call date, the closing levels of two of the underlyings are at or above their respective starting levels, but the closing level of the other underlying is below its starting level. Therefore, the securities are not called.  On the second call date,

May 2024	Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

the closing level of each underlying is at or above its starting level.  Therefore, the securities are automatically called on the second call settlement date.  Investors will receive a payment of $1,125 per security on the related call settlement date.  No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlyings close below its starting level(s) on each of the call dates, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	NDXT Index Ending Level	RTY Index Ending Level	SPX Index Ending Level	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its threshold level)	140 (at or above its threshold level)	142 (at or above its threshold level)	$1,000 + contingent fixed return = $1,000 + $80 = $1,080
Example 2:	80 (at or above its threshold level)	110 (at or above its threshold level)	120 (at or above its threshold level)	$1,000 + contingent fixed return = $1,000 + $80 = $1,080
Example 3:	125 (at or above its threshold level)	40 (below its threshold level)	120 (at or above its threshold level)	$1,000 × (40 / 100) = $400
Example 4:	20 (below its threshold level)	60 (below its threshold level)	120 (at or above its threshold level)	$1,000 × (20 / 100) = $200
Example 5:	45 (below its threshold level)	50 (below its threshold level)	20 (below its threshold level)	$1,000 × (20 / 100) = $200

In example 1, the ending level of each underlying is at or above its threshold level.  Therefore, investors receive at maturity the face amount plus the contingent fixed return of $80 per face amount.  Investors receive $1,080 per security at maturity and do not participate in any appreciation in any underlying. Although each underlying has appreciated substantially, the return on the securities is limited to the contingent fixed return of $80 per face amount.

In example 2, the ending level of each underlying is at or above its threshold level.  Therefore, investors receive at maturity the face amount plus the contingent fixed return of $80 per face amount.  Investors receive $1,080 per security at maturity and do not participate in any appreciation in any underlying.

In example 3, the ending levels of two of the underlyings are at or above their threshold levels, but the ending level of the other underlying is below its threshold level.  Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity.  Investors receive at maturity an amount equal to the face amount times the performance factor of the RTY Index, which is the lowest performing underlying in this example.

In example 4, the ending level of one of the underlyings is at or above its threshold level, but the ending levels of the other two underlyings are below their respective threshold levels.  Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the NDXT Index, which is the lowest performing underlying in this example.

In example 5, the ending level of each underlying is below its threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying.  Therefore, the maturity payment amount equals the face amount times the performance factor of the SPX Index, which is the lowest performing underlying in this example.

If the securities are not automatically called and the ending level of any underlying is below its threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 65% of the face amount per security and could be zero.

May 2024	Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Risk Factors

This section describes the material risks relating to the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its threshold level of 65% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the call payment and the contingent fixed return. The appreciation potential of the securities is limited to the call payment if the securities are automatically called and is limited to the contingent fixed return at maturity. Your return on the securities will not exceed the applicable call premium upon automatic call or the contingent fixed return at maturity, even if the lowest performing underlying appreciates by significantly more than the return represented by the call premiums or the contingent fixed return, as applicable. If the lowest performing underlying appreciates by more than the return represented by the applicable call premium or contingent fixed return, as applicable, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the lowest performing underlying.

▪	The contingent fixed return represents a per annum rate of return that is significantly less than the per annum rate of return represented by the call premiums. Therefore, if the securities are not automatically called, any return on the notes will be significantly lower, on a per annum basis, than what the return on the notes would have been upon an automatic call.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its starting level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of such underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

May 2024	Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance.  The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount.  See “Nasdaq-100® Technology Sector IndexSM Overview,” “Russell 2000® Index Overview” and “S&P 500® Index Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement dates.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

May 2024	Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity or upon automatic call, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level of an underlying in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings.

May 2024	Page 12

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches.  Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the call dates so that the securities are automatically called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the call dates or the final calculation day, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that final calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call premium, each underlying must close at or above its starting level on the applicable call date. In addition, if the securities have not been called and any

May 2024	Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

underlying has declined to below its threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 65% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Nasdaq-100® Technology Sector IndexSM are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the Nasdaq-100® Technology Sector IndexSM, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the Nasdaq-100® Technology Sector IndexSM and, therefore, on the value of the securities.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any call date, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlyings).

▪	Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at

May 2024	Page 14

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

May 2024	Page 15

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

The following graph sets forth the daily closing levels of the NDXT Index for the period from January 1, 2019 through May 13, 2024. The closing level of the NDXT Index on May 13, 2024 was 10,140.59. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDXT Index has at times experienced periods of high volatility. You should not take the historical levels of the NDXT Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDXT Index at any time, including on the call dates and the final calculation day.

Nasdaq-100® Technology Sector IndexSM Daily Closing Levels January 1, 2019 to May 13, 2024

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

May 2024	Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2019 through May 13, 2024. The closing level of the RTY Index on May 13, 2024 was 2,062.124. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time, including on the call dates and the final calculation day.

Russell 2000® Index Daily Closing Levels January 1, 2019 to May 13, 2024

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

May 2024	Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPX Index for the period from January 1, 2019 through May 13, 2024. The closing level of the SPX Index on May 13, 2024 was 5,221.42. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SPX Index has at times experienced periods of high volatility. You should not take the historical levels of the SPX Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPX Index at any time, including on the call dates and the final calculation day.

S&P 500® Index Daily Closing Levels January 1, 2019 to May 13, 2024

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

May 2024	Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security.  Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date.  However, we will provide an updated determination in the pricing supplement.  Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in

May 2024	Page 19

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering.  WFS will receive a commission of up to $25.75 for each security it sells.  WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security.  In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $4.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities.  References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS.  MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the call payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

May 2024	Page 20

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

May 2024	Page 21

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

•	the security must be included in the Nasdaq-100 Index®

•	the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

•	the issuer of the security generally may not currently be in bankruptcy proceedings;

•	each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

•	the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt = Index Market Valuet

        PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

May 2024	Page 22

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)	The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)	The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)	The End of Day (EOD) price refers to the Last Sale Price; or

(4)	The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

•	listing on an ineligible index exchange;

•	a security is not classified under the Technology Subsector according to the ICB;

•	merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

•	if a company is organized as a REIT;

•	if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

•	if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

May 2024	Page 23

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Fixed Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index due June 5, 2028

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

---

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

May 2024	Page 24